EXHIBIT II:

   FORM OF PROXY RELATING TO THE ANNUAL AND SPECIAL MEETING OF THE REGISTRANT.



BREAKWATER RESOURCES LTD.                                          Computershare
                                                9th Floor, 100 University Avenue
                                                        Toronto, Ontario M5J 2Y1
                                                           www.computershare.com

MR SAM SAMPLE 123 SAMPLES STREET                       Security Class     123
SAMPLETOWN  SS  X9X 9X9

                                                       Holder Account Number

                                                       C1234567890      X X X


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Form of Proxy - Annual and Special Meeting to be held on June 8, 2006
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This Form of Proxy is solicited by and on behalf of
Management.

Notes to proxy

1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3. This proxy should be signed in the exact manner as the name appears on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6. The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8.   This proxy should be read in conjunction with the accompanying Management
     Information Circular ( "The Circular").


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Proxies submitted must be received by 4:00 pm, Eastern Time, on June 6, 2006.

VOTE USING THE TELEPHONE, FAX OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

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
To Vote Using the Telephone     To Vote Using the Internet     To Vote by Fax

* call the number listed        Go to the following            * Complete, sign and date
  BELOW from a touch tone       web site:                        the reverse hereof.
  telephone                     www.computershare.com
  1-866-832-VOTE (8683)         /proxy                         * Forward it by fax to
  TOLL FREE                                                      1-866-249-7775 for calls withing
                                                                 Canada and the U.S.  There is No
                                                                 CHARGE for this call.

                                                              *  Forward it by fax to
                                                                 416-263-9524 for calls outside
                                                                 Canada and the U.S.

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If you vote by telephone, fax or the Internet, DO NOT mail back this proxy.

Voting by mail or fax may be the only methods for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail, fax or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the three voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL
NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

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
CONTROL NUMBER 123456     HOLDER ACCOUNT NUMBER C1234567890     ACCESS NUMBER 12345
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

Appointment of Proxyholder

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
The undersigned holder(s) of Breakwater Resources Ltd.                     Print the name of the person you are     ---------------
hereby appoint(s): Garth A.C. MacRae, the Chairman of the        OR        appointing if this person is someone     |              |
Board or failing him, George E. Pirie, the President and                   other than the Management                |              |
Chief Executive Officer                                                    Nominees listed herein.                  ---------------

as my/our proxyholder, with full power of substitution, to attend, act at and vote for and on behalf of the undersigned the common shares of the Corporation held of record on May 9, 2006 the undersigned in accordance with the following direction (and if no directions have been given, as the proxyholder determines appropriate) and all other matters that may properly come before the Annual and Special Meeting of the Corporation to be held at the Design Exchange, 234 Bay Street, Toronto-Dominion Centre, Toronto, Ontario on June 8, 2006 at 4:00 p.m. (Toronto time) and at any adjournment thereof and including, without limiting the general authorization and power hereby given.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT
OVER THE BOXES.

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
1. Election of Directors

Management recommends that you vote FOR all of the nominees set out in the                   For        Withhold
accompanying circular as directors of the Corporation.                                       |_|        |_|

Vote FOR or WITHHOLD for all nominees proposed by Management
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2. Appointment of Auditors

Appointment of PricewaterhouseCoopers LLP as Auditors                                        For        Withhold
                                                                                             |_|        |_|
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3. Amendment to Share Incentive Plan

To approve the special resolutions relating to the amendment to the Share                    For        Withhold
Incentive Plan as particularly described in the accompanying Circular.                       |_|        |_|

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4. Reduction of Stated Capital

To approve the special resolutions relating to reduction in stated capital of                For        Withhold
the Corporation as permitted by the Canada Business Corporations Act as fully                |_|        |_|
particularly described in the accompanying Circular.

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5. Amendment to the Articles

To approve the special resolutions relating to the amendment to the Articles of              For        Withhold
the Corporation as particularly described in the accompanying Circular.                      |_|        |_|

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
Authorized Signature(s) - This section must be                       Signature(s)                   Date
completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our                  -----------------------        MM / DD / YY
instructions set out above. I/We hereby revoke any proxy
previously given with respect to the Meeting. If no voting
instructions are indicated above, this Proxy will be voted           -----------------------
as recommended by Management. .
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
Interim Financial Statements                                      Annual Report

Mark this box if you would like to receive interim    |_|         Mark this box if you would NOT like to receive the         |_|
financial statements and accompanying Management's                Annual Report and accompanying Management's Discussion
Discussion and Analysis by mail.                                  and Analysis by mail.
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If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.